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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Westcorp for the registration of 5,319,469 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2000, with respect to the consolidated financial statements of Westcorp included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Los Angles, California
May 4, 2000